CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 3, 2009

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)
 (Zip Code)

Registrant’s telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 3, 2009, the Company issued a press release to announce certain global restructuring initiatives and to confirm its earnings guidance for full-year 2009 of $4.54 - $4.59 per share, which excludes the impact of special items.  The Company's press release is attached to this Report as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated November 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: November 3, 2009	By:	/s/ Stephen J. Cosgrove
Stephen J. Cosgrove Controller (Principal Accounting Officer)